Exhibit 99.1

Telos Corporation Reports Fourth Quarter and Fiscal Year 2020 Results

-	Full Year 2020 Revenue Increases 13% Year-Over-Year to $179.9 Million

-	Company Signs Multiple Contracts in 2020, Including 10-Year, Billion Dollar + Contracts with TSA PreCheck and Centers for Medicare and Medicaid Services

-	Strengthens Balance Sheet with $292.6 Million in IPO Gross Proceeds and Elimination of Debt in the Fourth Quarter

-	Company Issues Full Year and First Quarter 2021 Guidance

Ashburn, Va. – March 25, 2021 – Telos® Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the fourth quarter and fiscal year 2020.

“2020 was a momentous year for the Company – we delivered strong revenue growth, continued to expand our customer relationships, and closed our public offering in November,” said John B. Wood, CEO and chairman, Telos. “We are a leading cybersecurity company with a 25-year history of providing innovative security solutions to the most security-conscious customers, and we have accelerated our efforts since the pandemic started. Our results are being driven by strong demand for our advanced security solutions, recent long-term contract wins and our growing sales channel. We believe the future is bright for the cybersecurity and enterprise security market and we are well-positioned to continue to capitalize on this robust opportunity.”

“2021 is off to a strong start, as we continue to execute on our growth strategy and significantly expand our sales and marketing capabilities with an emphasis on establishing a world-class channel organization. We have already been able to attract a team of seasoned channel professionals to lead the effort. We recently announced our partnership with Zscaler, a leading cloud security provider, to integrate our enterprise risk management solution, Xacta®, into their offering. We also announced two important new partnerships involving the integration of our Telos Ghost® virtual obfuscation solution, one into Johnson Controls’ OpenBlue Cloudvue Gateway used for IP cameras to be sold to customers around the world, and the second into Omnilert Gun Detect, the industry’s first AI-powered visual gun detection solution to be sold for use on campuses. In addition, we are partnering with a number of leading cloud and cybersecurity companies to integrate our combined offerings and solutions.”

“We have also been successful in securing over $75 million of orders from new and existing customers so far in 2021. This includes a recently awarded one-year contract with a customer that is using both our Security Solutions and Secure Networks capabilities with a value of up to $34 million. If this overall solution is proven successful, this could be repeated in several other locations around the United States. We also launched a Supply Chain Risk Management (SCRM) offering to help organizations thwart future SolarWinds-like attacks.”

Fourth Quarter 2020 Financial Highlights
•
Revenue: Total revenue was $44.9 million, compared to $46.5 million in the fourth quarter of 2019. The expected decline in revenue was due to the ramping down of the U.S. Census contract during the fourth quarter of 2020.

•	Gross Profit: Gross profit was $16.0 million, compared to $17.0 million in the fourth quarter of 2019.
•	Net Income (Loss): Net income (loss) was $3.9 million, compared to $(3.5) million in the fourth quarter of 2019.
•	Enterprise EBITDA: Enterprise EBITDA was $5.4 million, compared to $2.5 million in the fourth quarter of 2019.
•	Adjusted EBITDA: Adjusted EBITDA was $(2.6) million, compared to $2.5 million in the fourth quarter of 2019.
•	Net earnings per share attributable to Telos Corporation, diluted: $0.08.
•	Weighted-average shares of common stock outstanding: 51.3 million (which reflects reverse stock split and the IPO).

Full Year 2020 Financial Highlights
•	Revenue: Total revenue increased 13% to $179.9 million, compared to $159.2 million in 2019.
•	Gross Profit: Gross profit increased 19% to $62.4 million, compared to $52.3 million in 2019.
•	Net Income (Loss): Net income was $1.7 million, compared to net loss of $(6.4) million in 2019.
•	Enterprise EBITDA: Enterprise EBITDA was $19.4 million, compared to $10.0 million in 2019.
•	Adjusted EBITDA: Adjusted EBITDA was $11.4 million, compared to $10.0 million in 2019.
•	Cash and Cash Equivalents: Cash and cash equivalents were $106.0 million as of December 31, 2020, compared to $6.8 million as of December 31, 2019.
•	Net earnings per share attributable to Telos Corporation, diluted: $0.04.
•	Weighted-average shares of common stock outstanding: 42.9 million (which reflects reverse stock split and the IPO).
•	Outstanding shares of Common Stock as of December 31, 2020: 64,625,071.

Enterprise EBITDA and Adjusted EBITDA are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” below.

Selected Full Year 2020 Business Highlights:
•
The Federal Bureau of Investigation (FBI) awarded Telos a contract for enterprise-wide risk management valued at $13.5 million. Xacta has been successfully deployed across the federal government including the Intelligence Community, multiple civilian agencies and the Department of Defense, and the Company is proud to extend this work to the FBI.

•
Under a contract with the U.S. Census Bureau to vet 2020 Census enumerators, in partnership with Office Depot, Telos quickly established a network of 1,100 processing centers, supporting the objectives of the Census Bureau with the Company’s IDTrust360® solution on a national scale. As a result, the Company was able to process over 1 million enumerators over four months during the height of COVID-19.

•
The Transportation Security Administration (TSA) selected Telos to provide TSA PreCheck™ enrollment services. Under the terms of the 10-year contract anticipated to generate revenue in excess of $1.5 billion over time, IDTrust360 will collect application materials, biometric data, and fees from each applicant, and will provide all necessary information to TSA for adjudication.

•
The Centers for Medicare and Medicaid Services awarded Telos a 10-year contract in 2020. Under this $2 billion ceiling contract, one of the task orders provides for the use of IDTrust360 to vet approximately 1.5 million healthcare providers annually.

•	Telos Ghost was awarded a classified contract to provide the underlying security enabling the customer to complete their missions on the public internet and dark web through misattribution.
•
Other significant contracts in 2020 include a $66.4 million award with the U.S. Air Force and a $26.6 million award with the U.S. Army, both within the Company’s Secure Networks business. Telos also received a $15.6 million award with DISA for their official messaging solution, AMHS.

•
Telos has formed strategic partnerships and alliances over the year both domestically and globally, including a partnership with ST Engineering, a global technology, defense and engineering leader from Singapore that extends the availability of Telos Ghost and Xacta into Asia and the Middle East.

•	Xacta has integrated with leading security solutions like Splunk, which is used to import security data into Xacta to enable critical security risk and compliance management functions.
•	The Company continued to advance Xacta’s multi-cloud focus by integrating with Microsoft® Azure and expanding support for Amazon Web Services (AWS).
•
To usher in a new era of growth and expansion, Telos welcomed new members to the Company’s board of directors and advisory board, including noted entrepreneur and investment guru Fred Schaufeld; Presidential Medal of Freedom recipient and Tragedy Assistance Program for Survivors Founder and President, Bonnie Carroll; and the longest-serving Director of the NSA and the first commander of USCYBERCOM, GEN (retired) Keith Alexander.

“In the fourth quarter, we completed an initial public offering of our common stock, raising $292.6 million of gross proceeds, which allowed us to acquire the remaining 50% minority interest in our Telos ID subsidiary, redeem through a conversion transaction our previously outstanding public preferred stock, and raise substantial working capital to fund our growth initiatives. In the process, we significantly simplified and strengthened our balance sheet and eliminated our debt,” said Michele Nakazawa, CFO, Telos.

Financial Outlook
Based on information available as of March 25, 2021, the Company is providing the following guidance:

First Quarter 2021
•	Revenue in the range of $49 million to $52 million.
•	Adjusted EBITDA in the range of $(1.7) million to $(1.9) million.

Full year 2021
•	Revenue in the range of $283 million to $295 million, an improvement of 57% to 64% compared to 2020.
•	Adjusted EBITDA in the range of $33 million to $36 million, an improvement of 190% to 216% compared to 2020.

As the Company is approaching the end of the first quarter of 2021, Telos has chosen to provide guidance on Revenue and Adjusted EBITDA for the quarter in addition to the full year of 2021. These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.

Conference Call Information
Telos will host a conference call and live webcast to discuss its fourth quarter and full year 2020 financial results at 4:30 p.m. Eastern Time today, March 25, 2021. To access the conference call, dial (833) 540-1172 for the U.S. or Canada, or (409) 217-8402 for international calls and provide conference ID 5429529. The webcast will be available live on the Investors section of the Company’s website at www.investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (SEC), including their Annual Report on Form 10-K for the year ended December 31, 2020, as well as future filings and reports by the Company, copies of which are available at www.investors.telos.com and on the SEC’s website at www.sec.gov.

Although the Company bases these forward-looking statements on assumptions that they believe are reasonable when made, they caution the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties and other factors, many of which are beyond their control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to its results determined in accordance with GAAP, the Company believes the non-GAAP financial measures of Enterprise EBITDA and Adjusted EBITDA are useful in evaluating its operating performance. The Company believes that this non-GAAP financial information, when taken collectively with the Company’s GAAP results, may be helpful to readers of its financial statements because that information provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

The Company uses these non-GAAP financial measures to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget, to develop short-term and long-term operating plans, and to evaluate the performance of certain management personnel when determining incentive compensation. The Company believes these non-GAAP financial measures facilitate comparison of its operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionate positive or negative impact on its results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.

Both Enterprise EBITDA and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as, an alternative to net income (loss) as determined by GAAP. The Company defines Enterprise EBITDA as net income (loss) attributable to Telos Corporation, adjusted for net income attributable to non-controlling interest, non-operating (expense) income, interest expense, (benefit) provision for income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as Enterprise EBITDA, adjusted for stock-based compensation expense, the gain realized on redemption of the public preferred stock upon the closing of the initial public offering, the losses realized on the extinguishment of senior term loan and subordinated debt upon the closing of the initial public offering, bonuses paid as a result of the closing of the initial public offering, and other expenses related to the initial public offering.

Each of Enterprise EBITDA and Adjusted EBITDA has limitations as an analytical tool, and the reader should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Among other limitations, each of Enterprise EBITDA and Adjusted EBITDA does not reflect the Company’s cash expenditures, or future requirements for capital expenditures, or contractual commitments, does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA differently than the Company does, which limits its usefulness as a comparative measure. Because of these limitations, neither Enterprise EBITDA nor Adjusted EBITDA should be considered as a replacement for net income (loss), as determined by GAAP, or as a measure of the Company’s profitability. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures only for supplemental purposes.

About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves military, intelligence and civilian agencies of the federal government, allied nations and commercial organizations around the world.

###

Media:
Mia Wilcox
Merritt Group on behalf of Telos Corporation
Email: wilcox@merrittgrp.com
Phone: (610) 564-6773

Investors:
Brinlea Johnson
The Blueshirt Group
Email: brinlea@blueshirtgroup.com
Phone: (415) 269-2645

TELOS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except earnings per share data)
(unaudited)

	Years Ended December 31,

	2020	2019	2018
Revenue
Services	$161,180	$143,581	$120,990
Products	18,737	15,637	17,026
	179,917	159,218	138,016
Costs and expenses
Cost of sales – Services	106,969	98,772	76,857
Cost of sales – Products	10,528	8,102	8,097
	117,497	106,874	84,954
Selling, general and administrative expenses
Sales and marketing	6,176	5,951	6,014
Research and development	14,243	10,647	8,755
General and administrative	41,704	30,721	29,279
	62,123	47,319	44,048
Operating income	297	5,025	9,014

Other income (expenses)
Gain on redemption of public preferred stock	14,012	----	----
Non-operating (expense) income	(255)	201	12
Interest expense	(7,259)	(7,467)	(7,258)
Income (loss) before income taxes	6,795	(2,241)	1,768
Benefit from (provision for) income taxes	46	104	(31)
Net income (loss)	6,841	(2,137)	1,737

Less: Net income attributable to non-controlling interest	(5,154)	(4,264)	(3,377)

Net income (loss) attributable to Telos Corporation	$1,687	$(6,401)	$(1,640)
Net earnings (loss) per share attributable to Telos Corporation, basic	$0.04	$(0.17)	$(0.04)
Net earnings (loss) per share attributable to Telos Corporation, diluted	$0.04	$(0.17)	$(0.04)
Weighted-average shares of common stock outstanding, basic	41,642	37,729	36,762
Weighted-average shares of common stock outstanding, diluted	42,877	37,729	36,762

TELOS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

ASSETS

	December 31,

	2020	2019
Current assets
Cash and cash equivalents	$106,045	$6,751
Accounts receivable, net of reserve of $308 and $720, respectively	30,913	27,942
Inventories, net of obsolescence reserve of $851 and $860, respectively	3,311	1,965
Prepaid expenses	3,059	1,717
Deferred program expenses	5	673
Other current assets	781	1,197
Total current assets	144,114	40,245

Property and equipment
Furniture, equipment and capitalized software development costs	25,827	18,709
Leasehold improvements	2,669	2,536
Property and equipment under finance leases	30,792	30,792
	59,288	52,037
Accumulated depreciation and amortization	(36,891)	(32,470)
	22,397	19,567
Operating lease right-of-use assets	1,464	1,979
Goodwill	14,916	14,916
Other assets	926	985
Total assets	$183,817	$77,692

TELOS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	December 31,

	2020	2019
Current liabilities
Accounts payable and other accrued liabilities	$20,899	$15,050
Accrued compensation and benefits	8,474	12,187
Contract liabilities	5,654	6,337
Finance lease obligations – short-term	1,339	1,224
Operating lease obligations – short-term	677	602
Other current liabilities	1,903	1,903
Total current liabilities	38,946	37,303

Senior term loan, net of unamortized discount and issuance costs	----	16,335
Subordinated debt	----	2,927
Finance lease obligations – long-term	14,301	15,641
Operating lease obligations – long-term	941	1,553
Deferred income taxes	652	621
Public preferred stock	----	139,210
Other liabilities	1,873	724
Total liabilities	56,713	214,314

Commitments and contingencies

Stockholders’ equity (deficit)
Telos stockholders’ equity (deficit)
Common stock, $0.001 par value, 250,000,000 shares authorized, 64,625,071 shares issued and outstanding as of December 31, 2020	103	----
Class A common stock, no par value, 50,000,000 shares authorized, 35,826,200 shares issued and outstanding as of December 31, 2019	----	65
Class B common stock, no par value, 5,000,000 shares authorized, 3,204,293 shares issued and outstanding as of December 31, 2019	----	13
Additional paid-in capital	270,800	4,310
Accumulated other comprehensive income	44	6
Accumulated deficit	(143,843)	(145,530)
Total Telos stockholders’ equity (deficit)	127,104	(141,136)
Non-controlling interest in subsidiary	----	4,514
Total stockholders’ equity (deficit)	127,104	(136,622)
Total liabilities and stockholders’ equity (deficit)	$183,817	$77,692

TELOS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Years Ended December 31,

	2020	2019	2018
Operating activities:
Net income (loss)	$6,841	$(2,137)	$1,737
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Gain on redemption of public preferred stock	(14,012)	----	----
Net loss on early extinguishment of debt and other transactions	275	----	----
Stock-based compensation	4	----	----
Dividends from preferred stock recorded as interest expense	3,384	3,823	3,822
Depreciation and amortization	5,353	4,972	3,028
Provision for inventory obsolescence	(1)	376	30
(Benefit) provision for doubtful accounts receivable	(412)	414	(105)
Provision for doubtful non-trade receivables	569	----	----
Amortization of debt issuance costs	978	461	198
Deferred income tax provision (benefit)	31	(197)	77
Loss on disposal of fixed assets	1	15	3
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(2,559)	6,186	(9,917)
(Increase) decrease in inventories	(1,345)	2,048	9,101
Decrease (increase) in deferred program expenses	668	(429)	1,828
Increase in prepaid expenses, other current assets and other assets	(1,606)	(3,576)	(465)
Increase (decrease) in accounts payable and other accrued payables	3,413	(6,730)	(3,914)
(Decrease) increase in accrued compensation and benefits	(3,713)	3,105	1,626
(Decrease) increase in contract liabilities	(683)	1,106	(960)
Increase in other current liabilities and other liabilities	710	2,379	179
Cash (used in) provided by operating activities	(2,104)	11,816	6,268
Investing activities:
Capitalized software development costs	(6,681)	(2,442)	(1,649)
Purchases of property and equipment	(780)	(4,090)	(2,465)
Cash used in investing activities	(7,461)	(6,532)	(4,114)
Financing activities:
Proceeds from initial public offering	272,813	----	----
Redemption of public preferred stock	(108,878)	----	----
Purchase of Telos ID membership interest	(30,000)	----	----
Payment of senior term loan	(17,351)	----	----
Payment of subordinated debt	(3,657)	----	----
Proceeds from senior term loan	----	4,881	----
Payments under finance lease obligations	(1,225)	(1,115)	(1,013)
Amendment fee paid to lender	(100)	----	----
Distributions to Telos ID Class B member – non-controlling interest	(2,743)	(2,371)	(1,669)
Cash provided by (used in) financing activities	108,859	1,395	(2,682)
Increase (decrease) in cash and cash equivalents	99,294	6,679	(528)
Cash and cash equivalents, beginning of the year	6,751	72	600
Cash and cash equivalents, end of year	$106,045	$6,751	$72

Enterprise EBITDA and Adjusted EBITDA (Unaudited)	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(amounts in thousands)
Net income (loss) attributable to Telos Corporation	$3,865	$(3,480)	$1,687	$(6,401)
Net (loss) income attributable to non-controlling interest	(1,130)	2,559	5,154	4,264
Non-operating (expense) income	(6)	(6)	(20)	(201)
Interest expense	1,233	1,997	7,259	7,467
Provision (benefit) for income taxes	90	83	(46)	(104)
Depreciation and amortization	1,335	1,363	5,353	4,972
Enterprise EBITDA	5,387	2,516	19,387	9,997
Transaction related gains/losses/expenses (1)	(8,007)	----	(8,007)	----
Stock-based compensation expense	----	----	4	----
Adjusted EBITDA	$(2,620)	$2,516	$11,384	$9,997

(1) Includes transaction-related legal and accounting expenses of $1,914, transaction-related bonus of $3,816, gain on redemption of public preferred stock of $(14,012), transaction related non-operating income of $(274), losses on extinguishment of senior term loan of $138, and loss on extinguishment of subordinated debt of $411.